UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 18, 2014

TECUMSEH PRODUCTS COMPANY
(Exact name of registrant as specified in its charter)

Michigan	001-36417	38-1093240
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

5683 Hines Drive, Ann Arbor, Michigan	48108
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (734) 585-9500

(not applicable)
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer

On September 18, 2014, our Board of Directors appointed our existing interim President and Chief Executive Officer, Harold M. Karp, as our President and Chief Executive Officer, effective immediately. Mr. Karp also continues to serve as one of our directors. Our officers serve at the discretion of our Board of Directors.

From June 27, 2014 until September 18, 2014, when he became our President and Chief Executive Officer, Mr. Karp served as our interim President and Chief Executive Officer. From January 2014 until June 27, 2014, Mr. Karp was a self-employed consultant providing operational analysis to third parties. Mr. Karp is 58 years old. Mr. Karp is party to an amended and restated letter agreement with us that requires us to elect him as our President and Chief Executive Officer. For a description of Mr. Karp’s other business history, see “Proposal No. 1 - Election of Directors - Our Nominees - Harold M. Karp” on page 23 of our definitive Proxy Statement/Prospectus, dated March 21, 2014, filed with the Securities and Exchange Commission pursuant to Rule 424(b), which is hereby incorporated in this Item 5.02 by reference.

Mr. Karp does not have a direct or indirect material interest in any currently proposed transaction in which Tecumseh Products Company is to be a participant and the amount involved exceeds $120,000, nor has Mr. Karp had a direct or indirect material interest in any such transactions since the beginning of 2013, other than his employment relationship described in this Item 5.02 (and the related compensation arrangements) and his service as one of our directors since January 2014.

We issued a press release dated September 24, 2014, regarding this management change. A copy of the press release is filed as Exhibit 99.1 to this Form 8‑K and is hereby incorporated in this Item 5.02 by reference.

Compensatory Arrangements for Chief Executive Officer

On September 24, 2014, we entered into an amended and restated letter agreement with Mr. Karp providing for his at will employment beginning September 18, 2014 as our President and Chief Executive Officer. Pursuant to the letter agreement, Mr. Karp will receive an annual salary of $500,000. The letter agreement also provides that, while employed by us, Mr. Karp will be eligible to participate in our annual cash incentive opportunity. In 2014, Mr. Karp’s annual cash incentive opportunity will be prorated from June 27, 2014 through December 31, 2014. His target award opportunity for 2014 is 80% of his actual salary, subject to the achievement of specified metrics. The terms of the 2014 annual cash incentive award are as described in our Form 8‑K, dated March 31, 2014 and filed April 4, 2014 (with Mr. Karp substituted for Mr. Connor), which description is hereby incorporated in this Item 5.02 by reference and which we encourage you to read.

Also pursuant to his letter agreement, we have agreed to pay Mr. Karp an additional $100,000 upon the execution of his letter agreement.

Also, while employed by us, Mr. Karp will be eligible to receive non-qualified stock options and performance-based restricted stock unit awards as may be approved for our executives by our Compensation Committee. In 2014, 2015 and 2016, he will receive options as determined by the Compensation Committee, which will vest one third per year, starting one year from the grant. In 2015, 2016 and 2017, he will receive performance-based restricted stock units vesting after the end of 2017, when our Compensation Committee determines whether certain goals have been achieved. Unvested options and performance-based restricted stock units would terminate on the date Mr. Karp’s employment with us terminates.

In addition, pursuant to Mr. Karp’s letter agreement, in the event he is terminated without Cause (as defined in our 2014 Omnibus Incentive Plan) or that he resigns his employment for Good Reason (as defined in his employment letter), he will receive an amount equal to one year base salary and target cash incentive plus one year of COBRA. The base salary and the target cash incentive will be paid according to our regular payroll practices and will commence on the first payroll period following his termination of employment.

In addition, pursuant to Mr. Karp’s letter agreement, upon the termination of his employment for Cause (as defined in our 2014 Omnibus Incentive Plan), death, Disability (as defined in our 2014 Omnibus Incentive Plan ), or resignation without Good Reason (as defined in his employment letter), he will not be entitled to receive any further compensation or payments, except for any earned, but unpaid, base salary or previously awarded and vested, but unpaid, annual cash incentive payments.

In addition, pursuant to Mr. Karp’s letter agreement, in the event that there is a Change in Control (as defined in our 2014 Omnibus Incentive Plan) of Tecumseh Products Company after July 31, 2015 and Mr. Karp’s employment is terminated by the successor as a result of such Change in Control, he will receive an amount equal to two years base salary and target cash incentive. His base salary and target cash incentive will be paid no later than 60 days after the termination of his employment.

Also, pursuant to our letter agreement with Mr. Karp, he will receive four weeks of paid vacation beginning in 2014. We will also provide Mr. Karp with benefits coverage, subject to change at our discretion, currently including, without limitation, medical, dental, vision, and basic life insurance. In addition, Mr. Karp will be eligible to participate in our 401(k) plan.

We will also reimburse Mr. Karp for relocation expenses related to moving to Michigan consistent with the terms of our Domestic Relocation Policy, and for apartment rental for an apartment close to our Ann Arbor, Michigan headquarters, for up to six months from September 18, 2014 until he finds a permanent residence in Michigan, together with weekly roundtrip travel on weekends for Mr. Karp, or, alternatively, for his wife to visit Ann Arbor.

Effective on June 27, 2014, the date Mr. Karp became our interim President and Chief Executive Officer, he ceased to receive any further compensation provided to our independent directors (except as provided under his prior letter agreement, dated June 27, 2014, as compensation for serving as our President and Chief Executive Officer), although he did not forfeit any prior compensation already received. Effective on September 18, 2014, the date Mr. Karp became our President and Chief Executive Officer, he ceased to receive any further compensation under his prior letter agreement, dated June 27, 2014, although he did not forfeit any prior compensation already received. For a description of Mr. Karp’s compensation under the prior letter agreement, see our Form 8‑K, dated and filed June 27, 2014, which description is hereby incorporated in this Item 5.02 by reference and which we encourage you to read.

This description of our amended and restated letter agreement with Mr. Karp is qualified in its entirety by reference to the Harold M. Karp Amended and Restated Offer Letter attached as Exhibit 99.2 to this report, which is hereby incorporated in this Item 5.02 by reference and which we encourage you to read.

Item 7.01	Regulation FD Disclosure.

The information contained in Item 5.02 of this report regarding our appointment of a Chief Executive Officer and his compensation arrangements is hereby incorporated into this Item 7.01 by reference.

Also, we issued a press release dated September 24, 2014, regarding this management change. A copy of the press release is filed as Exhibit 99.1 to this Form 8‑K and is hereby incorporated in this Item 7.01 by reference.

Item 9.01	Financial Statements and Exhibits.
The following exhibit is filed with this report:

Exhibit No.	Description

99.1	Press release dated September 24, 2014

99.2	Harold M. Karp Amended and Restated Offer Letter dated September 24, 2014 (management contract or compensatory plan or arrangement)

99.3
Description of Harold M. Karp’s business history (incorporated by reference to the description under the caption “Proposal No. 1 - Election of Directors - Our Nominees - Harold M. Karp” on page 23 of our definitive Proxy Statement/Prospectus, dated March 21, 2014, filed with the Securities and Exchange Commission pursuant to Rule 424(b), file no. 333‑193643)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TECUMSEH PRODUCTS COMPANY

Date:	September 24, 2014	By	/s/ Janice E. Stipp
Janice E. Stipp, Executive Vice President, Chief Financial Officer, Treasurer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release dated September 24, 2014

99.2	Harold M. Karp Amended and Restated Offer Letter dated September 24, 2014 (management contract or compensatory plan or arrangement)

99.3
Description of Harold M. Karp’s business history (incorporated by reference to the description under the caption “Proposal No. 1 - Election of Directors - Our Nominees - Harold M. Karp” on page 23 of our definitive Proxy Statement/Prospectus, dated March 21, 2014, filed with the Securities and Exchange Commission pursuant to Rule 424(b), file no. 333‑193643)